UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

RELIANT SERVICE INC

(Exact name of registrant as specified in its charter)

Nevada	2522	36-4806481
(State or Other Jurisdiction of	(Primary Standard Industrial	(IRS Employer
Incorporation or Organization)	Classification Number)	Identification Number)

3 Rabí, Rabí, Czech Republic 34201

(775) 235-6920

servicesreliant@gmail.com

(Address, including zip code, and telephone number, including area code,

of registrant's principal executive offices)

Business Filing Solutions LLC

8448 Prince of Tides Ct,

Las Vegas, NV 89113

(509) 695-8101

(Address, including zip code, and telephone number,

including area code, of agent for service)

Copies to:

Law Offices of Michael H. Hoffman, P.A.

1521 Alton Road No. 284

Miami, FL 33139

(786) 280-7575

michael@myseclawyer.com

Approximate date of proposed sale to the public: As soon as practicable and from time to time after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of "large accelerated filer,""accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities	Amount to Be		Proposed Maximum Offering Price		Proposed Maximum Aggregate	Amount of
to be Registered	Registered(1)		per Share		Offering Price	Registration Fee

Common Stock, par value $0.001 per share	2,000,000	(2)	$0.04	(2)	$80,000	$8.06

TOTAL	2,000,000		$0.04		$80,000	$8.06

__________

(1) In the event of a stock split, stock dividend or similar transaction involving our common stock, the number of shares registered shall automatically be increased to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act of 1933, as amended.

(2) The registration fee for securities to be offered by the Registrant is based on an estimate of the proposed maximum aggregate offering price of the securities, and such estimate is solely for the purpose of calculating the registration fee pursuant to Rule 457(a).

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.

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PRELIMINARY PROSPECTUS

RELIANT SERVICE INC

2,000,000 SHARES OF COMMON STOCK

This prospectus relates to the offer and sale of a maximum of 2,000,000 shares (the "Maximum Offering") of common stock, $0.001 par value ("Common Shares") by Reliant Service Inc., a Nevada company ("we", "us", "our", "Reliant Service Inc", "Company" or similar terms). There is no minimum for this Offering. The Offering will commence promptly on the date upon which this prospectus is declared effective by the U.S. Securities and Exchange Commission and will continue for 12 months. At the discretion of our board of director, we may discontinue the offering before expiration of the 12 months period or extend the offering for up to 180 days following the expiration of the 12 months offering period. We will pay all expenses incurred in this offering. We are an "emerging growth company" under applicable Securities and Exchange Commission rules and will be subject to reduced public company reporting requirements.

The offering of the 2,000,000 shares is a "best efforts" offering, which means that our officer and sole director will use their best efforts to sell the common stock and there is no commitment by any person to purchase any shares. The shares will be offered at a fixed price of $0.04 per share for the duration of the offering. There is no minimum number of shares required to be sold to close the offering. Proceeds from the sale of the shares will be used to fund the initial stages of our business development. We have not made any arrangements to place funds received from share subscriptions in an escrow, trust or similar account. Any funds raised from the offering will be immediately available to us for our immediate use. This is a direct participation offering since we are offering the stock directly to the public without the participation of an underwriter. Our officer and sole director will be solely responsible for selling shares under this offering and no commission will be paid on any sales.

	Offering Price Per share	Commissions	Proceeds to Company After Expenses if 25% of the shares are sold	Proceeds to Company After Expenses if 50% of the shares are sold	Proceeds to Company After Expenses if 75% of the shares are sold	Proceeds to Company After Expenses if 100% of the shares are sold

Common Stock	$0.04	Not Applicable	$11,489	$31,489	$51,489	$71,489
Totals	$0.04	Not Applicable	$11,489	$31,489	$51,489	$71,489

Prior to this offering, there has been no public market for our common stock and we have not applied for the listing or quotation of our common stock on any public market. We have arbitrarily determined the offering price of $0.04 per share in relation to this offering. The offering price bears no relationship to our assets, book value, earnings or any other customary investment criteria. After the effective date of the registration statement, we intend to seek a market maker to file an application with the Financial Industry Regulatory Authority ("FINRA") to have our common stock quoted on the OTC Bulletin Board. We currently have no market maker who is willing to list quotations for our stock. There is no assurance that an active trading market for our shares will develop or will be sustained if developed.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common shares.

Our business is subject to many risks and an investment in our shares of common stock will also involve a high degree of risk. You should carefully consider the factors described under the heading "risk factors" beginning on page 8 before investing in our shares of common stock. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The date of this prospectus is _______________, 2016.

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The following table of contents has been designed to help you find information contained in this prospectus. We encourage you to read the entire prospectus.

Please read this prospectus carefully. It describes our business, our financial condition and results of operations. We have prepared this prospectus so that you will have the information necessary to make an informed investment decision.

You should rely only on information contained in this prospectus. We have not authorized any other person to provide you with different information. This prospectus is not an offer to sell, nor is it seeking an offer to buy, these securities in any state where the offer or sale is not permitted. The information in this prospectus is complete and accurate as of the date on the front cover, but the information may have changed since that date.

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A CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements which relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as "may", "should", "expects", "plans", "anticipates", "believes", "estimates", "predicts", "potential" or "continue" or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled "Risk Factors," that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

PROSPECTUS SUMMARY

As used in this prospectus, references to the "Company," "we," "our", "us", "Reliant" or "Reliant Service" refer to Reliant Service Inc unless the context otherwise indicates.

The following summary highlights selected information contained in this prospectus. Before making an investment decision, you should read the entire prospectus carefully, including the "Risk Factors" section, the financial statements, and the notes to the financial statements.

Our Company

Reliant Service Inc was incorporated on March 20, 2015, under the laws of the State of Nevada, for the purpose of providing file cabinet distribution services.

We are a development stage company that has realized some revenues to date, and our net gain as of July 31, 2015 is $11,844. To date we have raised an aggregate of $4,000 through a private placement of our securities with our officer and director. Proceeds from the private placement were used for working capital. Our independent auditor has issued an audit opinion for our Company which includes a statement expressing substantial doubt as to our ability to continue as a going concern. The Company's principal offices are located at 3 Rabí, Rabí, Czech Republic 34201. Our telephone number is (775) 235-6920.

We are in the early stages of developing our business, for the purpose of providing file cabinet distribution services. Our plan of operations over the 12 month period following successful completion of our offering is as follows:

In the event we raise the full offering of $80,000, less $8,511 in offering costs, we plan to spend (i) $7,500 for legal and accounting fees, (ii) $7,500 for costs associated with being a "reporting issuer" under the Securities Exchange Act of 1934, as amended, (iii) $7,500 to setup a small USA office and storage facility, (iv) $5,000 to pay a salary to Stanislav Augustin, our President and sole director, (v) $7,500 for purchasing of office equipment, (vi) $20,000 for purchasing/leasing of a used 5 ton truck, (vii) $11,489 for website development and marketing, and (viii) $5,000 for purchasing insurance for storage facility and truck.

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In the event that we raise 75% of the offering or $60,000, less $8,511 in offering costs, we will use such funds as follows: (i) $7,500 for legal and accounting fees, (ii) $7,500 for costs associated with being a "reporting issuer" under the Securities Exchange Act of 1934, as amended, (iii) $5,000 to setup a small office and storage facility, (iv) $5,000 to pay a salary to Stanislav Augustin , our President and sole director, (v) $1,489 for website development and marketing , (vi) $5,000 for purchasing of office equipment, (vii) $15,000 for purchasing/leasing of a used 5 ton truck and (viii) $5,000 for purchasing insurance for storage facility and truck.

In the event that we raise 50% of the offering or $40,000, less $8,511 in offering costs, we will use such funds as follows: (i) $7,500 for legal and accounting fees, (ii) $7,500 for costs associated with being a "reporting issuer" under the Securities Exchange Act of 1934, as amended, (iii) $5,000 to setup a small USA office and storage, (iv) $5,000 to pay a salary to Stanislav Augustin , our President and sole director, (v) $1,489 for website development and marketing and (vi) $5,000 for purchasing of office equipment.

In the event that we raise 25% of the offering or $20,000, less $8,511 in offering costs, we will use such funds as follows: (i) $3,989 for legal and accounting fees, (ii) $7,500 for costs associated with being a "reporting issuer" under the Securities Exchange Act of 1934, as amended and (iii) $5,000 for website development and marketing.

See "Use of Proceeds" on page 14. We cannot provide any assurance that we will be able to raise sufficient funds to proceed with our twelve month business plan.

From inception until the date of this filing we have had limited operating activities, primarily consisting of the incorporation of our company, opening a corporate bank account, the initial equity funding by our sole officer and sole director, development of our business plan and purchasing our small warehouse and business office for $11,900 located at 3 Rabí, Rabí, Czech Republic 34201. We received our initial funding of $4,000 through the sale of common stock to our President and sole director, who purchased 4,000,000 shares of common stock at $0.001 per share.

Our financial statements from inception on March 20, 2015 through July 31, 2015 report $30,116 revenues and a net gain of $11,844. Our independent auditor has issued an audit opinion for our Company which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

Stanislav Augustin, our President, sole director and officer did not agree to serve as an officer or director of the Company at least in part due to a plan, agreement or understanding that he, respectively, would solicit, participate in, or facilitate the sale of the enterprise to (or a business combination with) a third party looking to obtain or become a public reporting entity, and Mr. Augustin also confirms that he has no such present intention.

As of the date of this prospectus, there is no public trading market for our common stock and no assurance that a trading market for our securities will ever develop.

We are an "emerging growth company" within the meaning of the federal securities laws. For as long as we are an emerging growth company, we will not be required to comply with the requirements that are applicable to other public companies that are not "emerging growth companies" including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, the reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and the exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We intend to take advantage of these reporting exemptions until we are no longer an emerging growth company. For a description of the qualifications and other requirements applicable to emerging growth companies and certain elections that we have made due to our status as an emerging growth company, see "RISK FACTORS--RISKS RELATED TO THIS OFFERING AND OUR COMMON STOCK - WE ARE AN `EMERGING GROWTH COMPANY' AND WE CANNOT BE CERTAIN IF THE REDUCED DISCLOSURE REQUIREMENTS APPLICABLE TO EMERGING GROWTH COMPANIES WILL MAKE OUR COMMON STOCK LESS ATTRACTIVE TO INVESTORS" on page 11 of this prospectus.

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This is a direct participation offering since we are offering the stock directly to the public without the participation of an underwriter. Our sole officer and director will be solely responsible for selling shares under this offering and no commission will be paid on any sales.

There has been no market for our securities and a public market may never develop, or, if any market does develop, it may not be sustained. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the Financial Industry Regulatory Authority ("FINRA") for our common stock to be eligible for trading on the Over-the-Counter Bulletin Board. We do not yet have a market maker who has agreed to file such application. There can be no assurance that our common stock will ever be quoted on a stock exchange or a quotation service or that any market for our stock will develop.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common shares.

Under U.S. federal securities legislation, our common stock will be "penny stock". Penny stock is any equity that has a market price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require that a broker or dealer approve a potential investor's account for transactions in penny stocks, and the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve an investor's account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience objectives of the person, and make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlight form sets forth the basis on which the broker or dealer made the suitability determination. Brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock. Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Summary Financial Information

The tables and information below are derived from our audited financial statements for the period from March 20, 2015 (Inception) to July 31, 2015.

July 31, 2015 ($)
Financial Summary (Audited)
Cash	4,044
Total Assets	15,944
Total Liabilities	100
Total Stockholder's Equity (Deficit)	15,844

Accumulated From March 20, 2015
(Inception) to July 31, 2015 ($)
Statement of Operations
Cost of Goods Sold	18,256
General & Administrative	15
Net Gain (Loss) for the Period	11,844
Net Gain (Loss) per Share	0.00

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The Offering

Securities offered:	2,000,000 shares of our common stock, par value $0.001 per share.
Offering price:	$0.04
Duration of offering:	The 2,000,000 shares of common stock are being offered for a period of 12 months.
Net proceeds to us:	$80,000, assuming the maximum number of shares sold. For further information on the Use of Proceeds, see page 14.
Shares outstanding prior to offering:	4,000,000
Shares outstanding after offering:	6,000,000
Risk Factors:	The common stock offered hereby involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See "Risk Factors" beginning on page 8.

RISK FACTORS

An investment in our common stock involves a number of very significant risks. You should carefully consider the following known material risks and uncertainties in addition to other information in this prospectus in evaluating our company and its business before purchasing shares of our company's common stock. You could lose all or part of your investment due to any of these risks.

RISK FACTORS RELATED TO OUR BUSINESS

Because our auditors have issued a going concern opinion, there is substantial uncertainty we will continue operations in which case you could lose your investment.

In their audit report dated November 23, 2015, our independent registered public accounting firm, Jeffrey T. Gross Ltd., Certified Public Accountants, stated that our financial statements for the year ended July 31, 2015 were prepared assuming the company will continue as a going concern. This means that there is substantial doubt that we can continue as an ongoing business. For the period from inception (March 20, 2015) to October 31, 2015 we incurred a net gain of $9,663, however there is no guarantee we will continue to have revenues. We will need to generate significant revenue in order to achieve profitability and we may never become profitable. The going concern paragraph in the independent auditor's report emphasizes the uncertainty related to our business as well as the level of risk associated with an investment in our common stock. We intend to use the net proceeds from this offering to develop our business operations. To implement our plan of operations we require a minimum funding of $40,000 for the next twelve months. After twelve months period we may need additional financing.

We have some operating history, but there is no guarantee we will continue to see the level of revenue we had for the year ended July 31, 2015 and the 3 months ended October 31, 2015, or any revenue at all. As a result, we may have to suspend or cease operations.

We were incorporated on March 20, 2015 and have very limited operations. We have realized $30,136 revenues from inception through October 31, 2015. Our proposed business of providing file cabinet distribution services is under continuing development. We have some operating history upon which an evaluation of our future success or failure can be made. Our net gain from inception (March 20, 2015) to October 31, 2015 is $9,663. Based upon our proposed plans, we expect to incur significant operating losses in future periods. This will happen because there are substantial costs and expenses associated with the development and marketing of our proposed services. We may fail to generate revenues in the future. If we cannot attract a significant number of customers, we will not be able to generate any significant revenues or income. Failure to generate revenues will cause us to suspend operation or go out of business because we will not have the money to pay our ongoing expenses.

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We depend to a significant extent on certain key personnel, the loss of any of whom may materially and adversely affect our company.

Currently, we have only one employee who is also our sole officer and sole director. We depend entirely on Stanislav Augustin for all of our operations. The loss of Mr. Augustin would have a substantial negative effect on our company and may cause our business to fail. Mr. Augustin has not been compensated for his services since our incorporation. If we are able to raise at least 50% of our offering ($40,000) Mr. Augustin will receive a one-time salary of $5,000 for the first 12 months of operation. Any future compensation will be based revenues.

There is intense competition for skilled personnel and there can be no assurance that we will be able to attract and retain qualified personnel on acceptable terms. The loss of Mr. Augustin's services could prevent us from completing the development of our plan of operation and our business. In the event of the loss of services of such personnel, no assurance can be given that we will be able to obtain the services of adequate replacement personnel.

We do not have any employment agreements or maintain key person life insurance policies on our officer and director. We do not anticipate entering into employment agreements with him or acquiring key man insurance in the foreseeable future.

We have limited business, sales and marketing experience in our industry.

We have not completed the development of our services and have to generate larger revenues. While we have plans for marketing our services and sales, there can be no assurance that such efforts will be successful. There can be no assurance that our proposed plan of providing file cabinet distribution services will gain wide acceptance in its target market or that we will be able to effectively market our services. Additionally, we are a newly-formed, development stage company with no prior experience in our industry. We are entirely dependent on the services of our sole officer and director, Stanislav Augustin, to build our customer base. Our company has no prior experience which it can rely upon in order to garner its next prospective customers to use our services for file cabinet distribution. Prospective customers will be less likely to use our file cabinet distribution services than a competitor's because we have no prior experience in our industry.

We may not be able to compete effectively against our competitors.

We expect to face strong competition from well-established companies and small independent companies like our self that may result in price reductions and decreased demand for our file cabinet distribution services. We will be at a competitive disadvantage in obtaining the facilities, employees, financing and other resources required to provide file cabinet distribution services by prospective customers. Our opportunity to obtain customers may be limited by our financial resources and other assets. We expect to be less able than our larger competitors to cope with generally increasing costs and expenses of doing business.

Because our current president has other business interests, he may not be able or willing to devote a sufficient amount of time to our business operations, causing our business to fail.

Stanislav Augustin, our sole officer and a director, currently devotes approximately twenty hours per week providing management services to us. While he presently possesses adequate time to attend to our interest, it is possible that the demands on him from other obligations could increase, with the result that he would no longer be able to devote sufficient time to the management of our business. The loss of Mr. Augustin to our company could negatively impact our business development.

Current management's lack of experience in and with the file cabinet distribution services business means that it is difficult to assess, or make judgments about, our potential success.

Our officer and sole director has some prior business experience in the file cabinet distribution services. However; he does not have a college or university degree, or other educational background in the file cabinet distribution services business. With no direct training in the file cabinet distribution services business, our officer and sole director may not be fully aware of many of the specific requirements related to the file cabinet distribution services business. Consequently, our operations, earnings, and ultimate financial success could suffer irreparable harm due to our officer and sole director's future possible mistakes, lack of sophistication, judgment or experience in the file cabinet distribution services business.

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We intend to become subject to the periodic reporting requirements of the securities exchange act of 1934, as amended, which will require us to incur audit fees and legal fees in connection with the preparation of such reports. These additional costs will negatively affect our ability to earn a profit.

Following the effective date of the registration statement in which this prospectus is included, we will be required to file periodic reports with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 and the rules and regulations there under. In order to comply with such requirements, our independent registered auditors will have to review our financial statements on a quarterly basis and audit our financial statements on an annual basis. Moreover, our legal counsel will have to review and assist in the preparation of such reports. Factors such as the number and type of transactions that we engage in and the complexity of our reports cannot accurately be determined at this time and may have a major negative effect on the cost and amount of time to be spent by our auditors and attorneys. However, the incurrence of such costs will obviously be an expense to our operations and thus have a negative effect on our ability to meet our overhead requirements and earn a profit.

However, for as long as we remain an "emerging growth company" as defined in the Jumpstart Our Business Start-ups Act of 2012, we intend to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not "emerging growth companies" including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We intend to take advantage of these reporting exemptions until we are no longer an "emerging growth company."

We will remain an emerging growth company until the earlier of (i) the last day of the fiscal year (A) following the fifth anniversary of our first sale of common equity securities pursuant to an effective registration statement, (B) in which we have total annual gross revenue of at least $1.0 billion, or (C) in which we are deemed to be a large accelerated filer, which means the market value of our common stock that is held by non-affiliates exceeds $700 million as of the prior June 30, and (ii) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period.

Rule 12b-2 of the Securities Exchange Act of 1934, as amended, defines a "smaller reporting company" as an issuer that is not an investment company, an asset-backed issuer), or a majority-owned subsidiary of a parent that is not a smaller reporting company and that:

•

Had a public float of less than $75 million as of the last business day of its most recently completed second fiscal quarter, computed by multiplying the aggregate worldwide number of shares of its voting and non-voting common equity held by non-affiliates by the price at which the common equity was last sold, or the average of the bid and asked prices of common equity, in the principal market for the common equity; or

•

In the case of an initial registration statement under the Securities Act or Exchange Act for shares of its common equity, had a public float of less than $75 million as of a date within 30 days of the date of the filing of the registration statement, computed by multiplying the aggregate worldwide number of such shares held by non-affiliates before the registration plus, in the case of a Securities Act registration statement, the number of such shares included in the registration statement by the estimated public offering price of the shares; or

•

In the case of an issuer whose public float as calculated under paragraph (1) or (2) of this definition was zero, had annual revenues of less than $50 million during the most recently completed fiscal year for which audited financial statements are available.

We qualify as a smaller reporting company, and so long as we remain a smaller reporting company, we benefit from the same exemptions and exclusions as an emerging growth company. In the event that we cease to be an emerging growth company as a result of a lapse of the five year period, but continue to be a smaller reporting company, we would continue to be subject to the exemptions available to emerging growth companies until such time as we were no longer a smaller reporting company.

After, and if ever, we are no longer an "emerging growth company," we expect to incur significant additional expenses and devote substantial management effort toward ensuring compliance with those requirements applicable to companies that are not "emerging growth companies," including Section 404 of the Sarbanes-Oxley Act.

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We are an "emerging growth company" and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an "emerging growth company," as defined in the Jumpstart our Business Start-ups Act of 2012, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we will rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

Under the Jumpstart Our Business Start-ups Act, "emerging growth companies" can delay adopting new or revised accounting standards until such time as those standards apply to private companies. We have irrevocably elected not to avail ourselves to this exemption from new or revised accounting standards and, therefore, we will be subject to the same new or revised accounting standards as other public companies that are not "emerging growth companies."

The lack of public company experience of management could adversely impact our ability to comply with the reporting requirements of U.S. securities laws.

Our President, officer and sole director, Stanislav Augustin, lacks public company experience, which could impair our ability to comply with legal and regulatory requirements such as those imposed by Sarbanes-Oxley Act of 2002. Mr. Augustin has never been responsible for managing a publicly traded company. Such responsibilities include complying with federal securities laws and making required disclosures on a timely basis. Any such deficiencies, weaknesses or lack of compliance could have a materially adverse effect on our ability to comply with the reporting requirements of the Securities Exchange Act of 1934 which is necessary to maintain our public company status. If we were to fail to fulfill those obligations, our ability to continue as a U.S. public company would be in jeopardy in which event you could lose your entire investment in our company.

RISK FACTORS RELATED TO OUR COMMON STOCK

We are selling our offering of 2,000,000 shares of common stock without an underwriter and may be unable to sell any shares.

Our offering of 2,000,000 shares is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell our shares through our President, who will receive no commissions. He will offer the shares to friends, family members, and business associates; however, there is no guarantee that he will be able to sell any of the shares. Unless he is successful in selling all of the shares and we receive the proceeds from this offering, we may have to seek alternative financing to implement our business plan.

Because there is no minimum amount of proceeds the Company can receive from its offering of 2,000,000 shares, the Company may not raise sufficient capital to implement its planned business and your entire investment could be lost.

The Company is making its offering of 2,000,000 shares of common stock on a best-efforts basis and there is no minimum amount of proceeds the Company may receive. Funds raised under this offering will not be held in trust or in any escrow account and all funds raised regardless of the amount will be available to the Company. In the event the company does not raise sufficient capital to implement its planned operations, your entire investment could be lost.

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Our current management holds significant control over our common stock and they may be able to control our Company indefinitely.

Our management has significant control over our voting stock which may make it difficult to complete some corporate transactions without their support and may prevent a change in control. Our officer and a director, Stanislav Augustin, owns 4,000,000 shares, or 100%, of our outstanding common stock. After the offering is completed, if maximum numbers of shares are sold, our sole officer and director will own 66.6% of our outstanding and issued common stock. As a result of this substantial ownership in our common stock, Mr. Augustin will have considerable influence over the outcome of all matters submitted to our stockholders for approval, including the election of directors. In addition, this ownership could discourage the acquisition of our common stock by potential investors and could have an anti-takeover effect, possibly depressing the trading price of our common stock.

Broker-dealers may be discouraged from effecting transactions in our shares because they are considered penny stocks and are subject to the penny stock rules.

Rules 15g-1 through 15g-9 promulgated under the Securities Exchange Act of 1934, as amended, impose sales practice and disclosure requirements on broker-dealers who make a market in "penny stocks". A penny stock generally includes any non-Nasdaq equity security that has a market price of less than $5.00 per share. Our shares currently are not traded on Nasdaq nor on any other exchange nor are they quoted on the OTC Bulletin Board. Following the date that the registration statement, in which this prospectus is included, becomes effective we hope to find a broker-dealer to act as a market maker for our stock and file on our behalf with FINRA an application on Form 211 for approval for our shares to be quoted on the OTC Bulletin Board. As of the date of this prospectus, we have not attempted to find a market maker to file such application for us. If we are successful in finding such a market maker and successful in applying for quotation on the OTC Bulletin Board, it is very likely that our stock will be considered a "penny stock." In that case, purchases and sales of our shares will be generally facilitated by FINRA broker-dealers who act as market makers for our shares. The additional sales practice and disclosure requirements imposed upon broker-dealers may discourage broker-dealers from effecting transactions in our shares, which could severely limit the market liquidity of the shares and impede the sale of our shares in the secondary market.

Under the penny stock regulations, a broker-dealer selling penny stock to anyone other than an established customer or "accredited investor" (generally, an individual with net worth in excess of $1,000,000 or an annual income exceeding $200,000, or $300,000 together with his or her spouse) must make a special suitability determination for the purchaser and must receive the purchaser's written consent to the transaction prior to sale, unless the broker-dealer or the transaction is otherwise exempt.

In addition, the penny stock regulations require the broker-dealer to deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt. A broker-dealer is also required to disclose commissions payable to the broker-dealer and the registered representative and current quotations for the securities. Finally, a broker-dealer is required to send monthly statements disclosing recent price information with respect to the penny stock held in a customer's account and information with respect to the limited market in penny stocks.

There is no liquidity and no established public market for our common stock and we may not be successful at obtaining a quotation on a recognized quotation service. In such event it may be difficult to sell your shares.

There is presently no public market in our shares and an active trading market in our securities may not develop or, if developed, may not be sustained. We intend to have an application filed on our behalf by a market maker for admission to quotation of our securities on the Over-the-Counter Bulletin Board ("OTC") after this prospectus is declared effective by the SEC. There can be no assurance that we will be successful at developing a public market or in having our common stock quoted on a quotation facility such as the OTC. There are risks associated with obtaining a quotation, including that broker dealers will not be willing to make a market in our shares, or to request that our shares be quoted on a quotation service. In addition, even if a quotation is obtained, the OTC and similar quotation services are often characterized by low trading volumes, and price volatility, which may make it difficult for an investor to sell our common stock on acceptable terms. If trades in our common stock are not quoted on a quotation facility, it may be very difficult for an investor to find a buyer for their shares in our Company.

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We may, in the future, issue additional common shares, which would reduce investors' percent of ownership and may dilute our share value.

Our Articles of Incorporation authorize the issuance of 75,000,000 shares of common stock. As of October 31, 2015, the Company had 4,000,000 shares of common stock issued and outstanding. Accordingly, we may issue up to an additional 71,000,000 shares of common stock. The future issuance of common stock may result in substantial dilution in the percentage of our common stock held by our then existing shareholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

Because we do not intend to pay any cash dividends on our common stock, our stockholders will not be able to receive a return on their shares unless they sell them.

We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them. There is no assurance that stockholders will be able to sell shares when desired.

Anti-takeover effects of certain provisions of Nevada state law hinder a potential takeover of our Company.

Though not now, in the future we may become subject to Nevada's control share law. A corporation is subject to Nevada's control share law if it has more than 200 stockholders, at least 100 of whom are stockholders of record and residents of Nevada, and it does business in Nevada or through an affiliated corporation. The law focuses on the acquisition of a "controlling interest" which means the ownership of outstanding voting shares sufficient, but for the control share law, to enable the acquiring person to exercise the following proportions of the voting power of the corporation in the election of directors: (i) one-fifth or more but less than one-third, (ii) one-third or more but less than a majority, or (iii) a majority or more. The ability to exercise such voting power may be direct or indirect, as well as individual or in association with others.

The effect of the control share law is that the acquiring person, and those acting in association with it, obtains only such voting rights in the control shares as are conferred by a resolution of the stockholders of the corporation, approved at a special or annual meeting of stockholders. The control share law contemplates that voting rights will be considered only once by the other stockholders. Thus, there is no authority to strip voting rights from the control shares of an acquiring person once those rights have been approved. If the stockholders do not grant voting rights to the control shares acquired by an acquiring person, those shares do not become permanent non-voting shares. The acquiring person is free to sell its shares to others. If the buyers of those shares themselves do not acquire a controlling interest, their shares do not become governed by the control share law.

If control shares are accorded full voting rights and the acquiring person has acquired control shares with a majority or more of the voting power, any stockholder of record, other than an acquiring person, who has not voted in favour of approval of voting rights is entitled to demand fair value for such stockholder's shares. Nevada's control share law may have the effect of discouraging takeovers of the Company.

In addition to the control share law, Nevada has a business combination law which prohibits certain business combinations between Nevada corporations and "interested stockholders" for three years after the "interested stockholder" first becomes an "interested stockholder," unless the corporation's board of director approves the combination in advance. For purposes of Nevada law, an "interested stockholder" is any person who is (i) the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the outstanding voting shares of the corporation, or (ii) an affiliate or associate of the corporation and at any time within the three previous years was the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the then outstanding shares of the corporation. The definition of the term "business combination" is sufficiently broad to cover virtually any kind of transaction that would allow a potential acquirer to use the corporation's assets to finance the acquisition or otherwise to benefit its own interests rather than the interests of the corporation and its other stockholders.

The effect of Nevada's business combination law is to potentially discourage parties interested in taking control of our Company from doing so if it cannot obtain the approval of our board of director.

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State securities laws may limit secondary trading, which may restrict the states in which and conditions under which you can sell the shares offered by this prospectus.

Secondary trading in common stock sold in this offering will not be possible in any state until the common stock is qualified for sale under the applicable securities laws of the state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in the state. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, the common stock in any particular state, the common stock could not be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our common stock, the liquidity for the common stock could be significantly impacted thus causing you to realize a loss on your investment.

The Company does not intend to seek registration or qualification of its shares of common stock the subject of this offering in any State or territory of the United States. Aside from a "secondary trading" exemption, other exemptions under state law and the laws of US territories may be available to purchasers of the shares of common stock sold in this offering.

USE OF PROCEEDS

Our public offering of 2,000,000 shares is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.04. The following table sets forth the uses of proceeds assuming the sale of 25%, 50%, 75% and 100%, respectively, of the securities offered for sale by the Company. There is no assurance that we will raise the full $80,000 as anticipated.

	If 25% of Shares Sold	If 50% of Shares Sold	If 75% of Shares Sold	If 100% of Shares Sold

GROSS PROCEEDS FROM THIS OFFERING(1)	$20,000	$40,000	$60,000	$80,000
Offering Costs	$8,511	8,511	8,511	8,511
Legal and Accounting fees	3,989	$7,500	$7,500	$7,500
Costs associated with being a "reporting issuer"	7,500	7,500	7,500	7,500
Set up U.S. office & storage facility		5,000	5,000	7,500
Salary for Officer/President		5,000	5,000	5,000
Purchase of office equipment		5,000	5,000	7,500
Purchase/lease of a used 5 ton truck			15,000	20,000
Website development and Marketing		1,489	1,489	11,489
Insurance			5,000	5,000
Total	$20,000	$40,000	$60,000	$80,000

_____________

(1) Expenditures for the 12 months following the completion of this offering. The expenditures are categorized by significant area of activity.

Please see a detailed description of the use of proceeds in the "Plan of Operation" section of this prospectus.

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DETERMINATION OF THE OFFERING PRICE

The offering price of the 2,000,000 shares being offered has been determined arbitrarily by us. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company. In determining the number of shares to be offered and the offering price, we took into consideration our cash on hand and the amount of money we would need to implement our business plan. Accordingly, the offering price should not be considered an indication of the actual value of the securities.

DILUTION

The price of our offering of 2,000,000 shares is fixed at $0.04 per share. This price is significantly higher than the

$0.001 price per share paid by Stanislav Augustin, our sole officer and director, for the 4,000,000 shares of common stock he purchased on July 17, 2015.

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders. The following tables compare the differences of your investment in our shares with the investment of our existing stockholders.

As of October 31, 2015, the net tangible book value of our shares of common stock was $15,844 or $0.0034 per share based upon 4,000,000 shares outstanding.

Existing Stockholder if all of the Shares are Sold

Price per share	$0.04
Net tangible book value per share before offering	$0.0034
Potential gain to existing shareholder net of offering expenses ($8,511)	$85,152
Net tangible book value per share after offering	$0.0142
Increase to present stockholder in net tangible book value per share after offering	$0.011
Capital contributions	$4,000
Number of shares outstanding before the offering	4,000,000
Number of shares outstanding after offering	6,000,000
Percentage of ownership after offering	67%

Purchasers of Shares in this Offering if all Shares Sold

Price per share	$0.04
Dilution per share	$0.026
Capital contributions	$80,000
Percentage of capital contributions	96%
Number of shares after offering held by new investors	2,000,000
Percentage of ownership after offering	33%

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Purchasers of Shares in this Offering if 75% of Shares Sold

Price per share	$0.04
Dilution per share	$0.028
Capital contributions	$60,000
Percentage of capital contributions	93%
Number of shares after offering held by public investors	1,500,000
Percentage of ownership after offering	27%

Purchasers of Shares in this Offering if 50% of Shares Sold

Price per share	$0.04
Dilution per share	$0.031
Capital contributions	$40,000
Percentage of capital contributions	90%
Number of shares after offering held by public investors	1,000,000
Percentage of ownership after offering	20%

Purchasers of Shares in this Offering if 25% of Shares Sold

Price per share	$0.04
Dilution per share	$0.034
Capital contributions	$20,000
Percentage of capital contributions	83%
Number of shares after offering held by public investors	500,000
Percentage of ownership after offering	11%

PLAN OF DISTRIBUTION

Plan of Distribution for the Company's Initial Public Offering of 2,000,000 Shares

Reliant Service Inc has 4,000,000 common shares of common stock issued and outstanding as of the date of this prospectus. The Company is registering an additional 2,000,000 shares of its common stock for sale at the price of $0.04 per share. There is no arrangement to address the possible effect of the offering on the price of the stock. In connection with the Company's selling efforts in the offering, Stanislav Augustin will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the "safe harbor" provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer's securities. Mr. Augustin is not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. Mr. Augustin will not be compensated in connection with his participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Mr. Augustin is not, nor has he been within the past 12 months, a broker or dealer, and he is not, nor has he been within the past 12 months, an associated person of a broker or dealer. At the end of the offering, Mr. Augustin will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities. Mr. Augustin will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

Reliant Service Inc will receive all proceeds from the sale of the 2,000,000 shares being offered. The price per share is fixed at $0.04 for the duration of this offering. Although our common stock is not listed on a public exchange or quoted over-the-counter, we intend to seek to have our shares of common stock quoted on the OTC. In order to be quoted on the OTC, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, nor can there be any assurance that such an application for quotation will be approved.

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The Company's shares may be sold to purchasers from time to time directly by and subject to the discretion of the Company. Further, the Company will not offer its shares for sale through underwriters, dealers, agents or anyone who may receive compensation in the form of underwriting discounts, concessions or commissions from the Company and/or the purchasers of the shares for whom they may act as agents. The shares of common stock sold by the Company may be occasionally sold in one or more transactions; all shares sold under this prospectus will be sold at a fixed price of $0.04 per share.

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those only if they have been registered or qualified for sale; an exemption from such registration or if qualification requirement is available and with which Reliant Service Inc has complied. In addition and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

Terms of the Offering

The shares will be sold at the fixed price of $0.04 per share until the completion of this offering. There is no minimum amount of subscription required per investor, and subscriptions, once received, are irrevocable. This offering will commence on the date of this prospectus and continue for a period of 12 months. At the discretion of our board of director, we may discontinue the offering before expiration of the 12 months period.

Penny Stock Rules

The Securities Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in "penny stocks" as such term is defined by Rule 15g-9. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or provided that current price and volume information with respect to transactions in such securities is provided by the exchange).

The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act. The shares will remain penny stock for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his or her investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in our company will be subject to the penny stock rules.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission, which: (i) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; (ii) contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of Securities' laws; (iii) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and significance of the spread between the bid and ask price; (iv) contains a toll-free telephone number for inquiries on disciplinary actions; (v) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and (vi) contains such other information and is in such form as the Commission shall require by rule or regulation. The broker-dealer also must provide to the customer, prior to effecting any transaction in a penny stock, (i) bid and offer quotations for the penny stock; (ii) the compensation of the broker-dealer and its salesperson in the transaction; (iii) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (iv) monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

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DESCRIPTION OF SECURITIES

General

There is no established public trading market for our common stock. Our authorized capital stock consists of 75,000,000 shares of common stock, $0.001 par value per share. As of October 31, 2015, there were 4,000,000 shares of our common stock issued and outstanding, held by our sole officer and director.

Common Stock

The following is a summary of the material rights and restrictions associated with our common stock. This description does not purport to be a complete description of all of the rights and is subject to, and qualified in its entirety by, the provisions of our most current Articles of Incorporation and Bylaws, which are included as exhibits to this Registration Statement.

The holders of our common stock currently have (i) equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Director of the Company; (ii) are entitled to share ratably in all of the assets of the Company available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of the Company (iii) do not have pre-emptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto; and (iv) are entitled to one non-cumulative vote per share on all matters on which stock holders may vote.

Except as otherwise required by Nevada law or the Articles of Incorporation, a majority of the votes cast at a meeting of the stockholders shall be necessary to authorize any corporate action to be taken by vote of the stockholders.

Please refer to the Company's Articles of Incorporation, Bylaws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of the Company's securities.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, an interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The Law Offices of Michael H. Hoffman, P.A. has provided an opinion on the validity of our common stock.

The financial statements for the year ended July 31, 2015 included in this prospectus and the registration statement have been audited by Jeffrey T. Gross Ltd., Certified Public Accountants to the extent and for the periods set forth in their report appearing elsewhere in this document and in the registration statement filed with the SEC, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

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DESCRIPTION OF BUSINESS

Organization within the last five years

On March 20, 2015, the Company was incorporated under the laws of the State of Nevada. We were formed for the purpose of providing file cabinet distribution services. We are in the development stage, and have realized initial revenues of $30,116 from operations.

Stanislav Augustin has served as our President, Chief Executive Officer, Secretary and Treasurer, from March 20, 2015, until the current date. Our board of director is comprised of one person: Stanislav Augustin. Mr. Augustin does not have any intention to, and has no present intention to, agree to purchase Reliant Service Inc shares or serve as an officer or director of Reliant Service Inc at least in part due to a plan, agreement, or understanding that he would solicit, participate in, or facilitate the sale of the enterprise to (or a business combination with) a third party looking to obtain or become a public reporting entity.

We are authorized to issue 75,000,000 shares of common stock, par value $.001 per share. On July 17, 2015, we issued 4,000,000 shares of common stock to our sole officer and director. Mr. Augustin purchased the 4,000,000 shares at a purchase price of $0.001 per share, for an aggregate purchase price of $4,000.

General

We were incorporated on March 20, 2015 in the State of Nevada. We have never declared bankruptcy, have never been in receivership, and have never been involved in any legal action or proceedings. On July 29, 2015 we purchased a small warehouse which includes office space in Czech Republic for the price of $11,900 USD. We are not a shell company as defined under section 12b-2 of the Exchange Act. A "shell company" is defined as a company with no or nominal operations, and with no or nominal assets or assets consisting solely of cash and cash equivalents: we have real business operations which let us make a profit in our business and hard assets consisting of small warehouse and office.

We are not a blank check registrant as that term is defined in Rule 419(a)(2) of Regulation C of the Securities Act of 1933, since we have a specific business plan or purpose. We have not had preliminary contact or discussions with, nor do we have any present plans, proposals, arrangements or understandings with any representatives of the owners of any business or company regarding the possibility of an acquisition or merger.

From inception until the date of this filing we have profitable operating activities, primarily consisting of the incorporation of our company, opening a corporate bank account, the initial equity funding by our officer and sole director, development of our business plan, selling to our first customer and purchasing of assets. We received our initial funding of $4,000 through the sale of common stock to Stanislav Augustin our President, Treasurer, sole officer and director, who purchased 4,000,000 shares of common stock at $0.001 per share and from our first sale to our customer.

Our financial statements from inception (March 20, 2015) through our first fiscal year ended July 31, 2015 reports revenues and a net gain of $11,844. Our financial statements from inception (March 20, 2015) through October 31, 2015 reports revenues and a net gain of $9,663. Our independent auditor has issued an audit opinion for our Company which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

We are a development stage company which is in the business of providing file cabinet distribution services. We intend to use the net proceeds from this offering to develop our business operations. To implement our plan of operations we require a minimum funding of $40,000 for the next twelve months. After the initial twelve months period we may need additional financing. If we do not generate increasing revenue we may need a minimum of $15,000 of additional funding to pay for legal and accounting fees, and for costs associated with being a "reporting issuer" under the Securities Exchange Act of 1934, as amended SEC filing requirements. Stanislav Augustin, our President, Treasurer, sole officer and director, has agreed to loan the Company funds, however, he has no firm commitment, arrangement or legal obligation to advance or loan funds to the Company. We have initial revenues and have gains since inception. The Company's principal offices are located at 3 Rabí, Rabí, Czech Republic 34201. Our telephone number is (775) 235-6920.

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Services Description

We intend to be in the business of providing file cabinet distribution services. As with any distribution company, we will have a set rate of charges we will charge per each sold item and this will all be displayed on our website once it is developed. We will also offer a webpage for a customer to request a quote if they will not like to do it by phone. As we will be new in the business we will require full payments from our customers before product delivery. Our potential customers will have two options to pay: They will have the option to pay online by credit card when they will be given a quote or by check/money order/bank wire upon arrival of our invoice and before we deliver product.

Product Description

A filing cabinet (or sometimes file cabinet in American English) is a piece of office furniture usually used to store paper documents in file folders. In the simplest context, it is an enclosure for drawers in which items are stored. The two most common forms of filing cabinets are vertical files and lateral files. A vertical filing cabinet has drawers that extend from the short side (typically 15 inches) of the cabinet. A lateral filing cabinet has drawers that extend from the long side (various lengths) of the cabinet. These are also called side filers in Great Britain. There are also shelf files, which go on shelves. In the United States, filing cabinets are usually built to accommodate 8.5 in × 11 in paper, and in other countries, filing cabinets are often designed to hold other sizes of paper, such as A4 paper.

Office filing cabinets are typically made of sheet metal or wood. The drawers usually use a drawer slide to facilitate opening the drawer which includes an out stop to prevent the drawer from being pulled completely out of the cabinet. To open a drawer on most metal filing cabinets, a small sliding mechanism known as a thumb latch must be pressed to release and open the drawer. Each drawer has a handle to grip and pull the drawer with. On the front face of each drawer, there is usually a label holder to allow the user to identify the contents of the drawer.

Many filing cabinets incorporate a keyed lock to prevent unauthorized access to the documents being stored. There are two types of locks. A cam lock is activated with a key that rotates the lock. A plunger lock is opened with a key but can be closed by merely depressing the body of the lock. The plunger lock allows a user to quickly close and lock several cabinets in a short amount of time. Some filing cabinets have a metal plate or wire structure at the back of each drawer which is known as a follower block. The follower block can be adjusted forward to reduce the length of the drawer so that the file folders contained within remain upright and at the front of the drawer for easier access.

Horizontal file: Henry Brown, an American inventor, patented a "receptacle for storing and preserving papers" on November 2, 1886. This was a fire and accident safe container made of forged metal, which could be sealed with a lock. It was special in that it kept the papers separated.

Vertical file: the four-drawer vertical file, letter width, is the version purchased by most businesses. The two-drawer file is sold mostly for use alongside a desk. The five-drawer file is mostly purchased by Federal, State, and Local governments (in a 28-inch-deep (710 mm) version), as it typically provides the lowest cost per filing inch. Three drawer files, the least popular version, have the advantage of being at "countertop" height so end users can easily retrieve files and use the top of the cabinet as a work area to examine file contents.

Lateral file: files are typically 20 inches deep and manufactured in 30-, 36-, and 42-inch widths and 2-, 3-, 4-, and 5-drawer versions. The 30-inch-wide (760 mm), two-drawer version is popular for use inside cubicle workstations, as it is engineered to fit under or alongside the cubicle work surfaces. Logic for the use of 3-, 4-, and 5-drawer files is similar to that of vertical files. Unlike vertical files, most lateral files allow for side-to-side or front-to-back filing.

Within the United States, the primary standard for vertical filing cabinets is the Business and Institutional Furniture Manufacturer's Association (BIFMA) Standard X5.3.BIFMA used to maintain a separate Standard X5.2 for lateral filing cabinets, but that standard has been withdrawn. The standards provide requirements for cabinet stability, durability, and strength, among others. The General Services Administration (GSA) also maintains standards for vertical and lateral steel filing cabinets, A-A-3186 and A-A-3187 respectively. The GSA standards define two grades of filing cabinets, medium- and heavy-duty. They reference the BIFMA standard for the medium-duty cabinets, and provide additional performance requirements for the heavy-duty cabinets. The GSA is also responsible for maintaining the standards for filing cabinets and security containers for storing classified materials.

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Market Description

According to IBISWorld's Online Office Furniture Sales market research report the Industry Statistics & Market Size (source: www.ibisworld.com):

Revenue $10bn

Annual Growth 09-14 13.8%

Employment 6,622

Businesses 3,178

Industry Analysis & Industry Trends: Revenue for the Online Office Furniture Sales industry has grown in the past five years as a post-recession recovery of corporate profit led more businesses to expand employment and office space. Additionally, the industry experienced growth in line with the e-commerce sector as a whole, as more brick-and-mortar retailers focus on their internet presence and an increasing share of consumers opt to purchase consumer goods online. These trends will continue driving revenue growth in the coming five years, albeit at a slower pace. However, saturation of the online market and the potential closing of state sales tax loopholes that have been advantageous to online retailers may constrain profit margins and force operators to stake out new competitive positions.

Industry Report - Industry SWOT Analysis: The Online Office Furniture Sales industry is in the growth stage of its life cycle, largely because of growth in e-commerce as a percentage of total retail sales. In the 10 years to 2007 the industry's contribution to the overall economy, which is measured by industry value added (IVA), is expected to increase an average of 10.5% annually, compared with annualized GDP growth of 2.5% during the same period. This indicates that the industry is in the growth phase of its life cycle, because its contribution to GDP is rising over the 10-year period. Increasing industry participation and growing market penetration also indicate that the industry is in the growth phase of its life cycle.

Marketing Our Services

We plan to market our services following the completion of our offering. Our services will be promoted by our President, Treasurer, sole officer and director, Stanislav Augustin and through our website and by calling potential wholesale distributors. Our methods of communication will include: phone calls, emails, regular mails, flyers and pamphlets outlining our services. We will ask our satisfied customers for referrals. To draw attention from potential customers we plan to market and advertise our company though social networking. We intend to use Facebook, Twitter, and YouTube to spread information about our file cabinet distribution services.

Employees

We currently have no employees. Our sole officer and director handles the company's day to day operations.

Insurance

We do not maintain any insurance as of now but we will maintain insurance once we are ready to offer our services. As of now we do not have any insurance, if we are made a party of a legal action, we may not have sufficient funds to defend the litigation. If that occurs a judgment could be rendered against us that could cause us to cease operations.

21

Employees; Identification of Certain Significant Employees.

We are a development stage company and currently have no employees. Stanislav Augustin, our sole officer and director, is a non-employee officer and director of the Company. We intend to hire employees on an as needed basis as the business grows.

Offices

The Company's principal offices are located at 3 Rabí, Rabí, Czech Republic 34201. Our telephone number is (775) 235-6920.

Government Regulation

We will be required to comply with all regulations, rules and directives of governmental authorities and agencies in any jurisdiction which we would conduct activities in the future. As of now there are no required government approvals present that we need approval from or any existing government regulation on our business.

We do not believe that regulation will have a material impact on the way we conduct our business. We do not need to receive any government approvals necessary to conduct our business and do not need to demonstrate that.

We currently have not obtained any copyrights, patents or trademarks. We do not anticipate filing any copyright or trademark applications related to any assets over the next 12 months.

LEGAL PROCEEDINGS

There are no pending legal proceedings to which the Company is a party or in which any director, officer or affiliate of the Company, any owner of record or beneficially of more than 5% of any class of voting securities of the Company or security holder is a party adverse to the Company or has a material interest adverse to the Company.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Admission to Quotation on the OTC Bulletin Board

We intend to have our common stock quoted on the OTC Bulletin Board. If our securities are not quoted on the OTC Bulletin Board, a security holder may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of our securities. The OTC Bulletin Board differs from national and regional stock exchanges in that it:

(1) is not situated in a single location but operates through communication of bids, offers and confirmations between broker-dealers, and (2) securities admitted to quotation are offered by one or more Broker-dealers rather than the "specialist" common to stock exchanges.

22

To qualify for quotation on the OTC Bulletin Board, an equity security must have one registered broker-dealer, known as the market maker, willing to list bid or sale quotations and to sponsor the company listing. We do not yet have an agreement with a registered broker-dealer, as the market maker, willing to list bid or sale quotations and to sponsor the Company listing. If the Company meets the qualifications for trading securities on the OTC Bulletin Board our securities will trade on the OTC Bulletin Board until a future time, if at all, that we apply and qualify for admission to quotation on the NASDAQ Capital Market. We may not now and it may never qualify for quotation on the OTC Bulletin Board or be accepted for listing of our securities on the NASDAQ Capital Market.

Transfer Agent

We have not retained a transfer agent to serve as transfer agent for shares of our common stock. Until we engage such a transfer agent, we will be responsible for all record-keeping and administrative functions in connection with the shares of our common stock.

Holders

As of October 31, 2015, the Company had 4,000,000 shares of our common stock issued and outstanding held by 1 holder of record.

Dividend Policy

We have not declared or paid dividends on our common stock since our formation, and we do not anticipate paying dividends in the foreseeable future. Declaration or payment of dividends, if any, in the future, will be at the discretion of our Board of Director and will depend on our then current financial condition, results of operations, capital requirements and other factors deemed relevant by the Board of Director. There are no contractual restrictions on our ability to declare or pay dividends. See the Risk Factor entitled "BECAUSE WE DO NOT INTEND TO PAY ANY CASH DIVIDENDS ON OUR COMMON STOCK, OUR STOCKHOLDERS WILL NOT BE ABLE TO RECEIVE A RETURN ON THEIR SHARES UNLESS THEY SELL THEM."

Securities Authorized Under Equity Compensation Plans

We have no equity compensation or stock option plans. We may in the future adopt a stock option plan.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATION

Certain statements contained in this prospectus, including statements regarding the anticipated development and expansion of our business, our intent, belief or current expectations, primarily with respect to the future operating performance of the Company and the products we expect to offer and other statements contained herein regarding matters that are not historical facts, are "forward-looking" statements. Future filings with the Securities and Exchange Commission, future press releases and future oral or written statements made by us or with our approval, which are not statements of historical fact, may contain forward-looking statements, because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements.

All forward-looking statements speak only as of the date on which they are made. We undertake no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they are made.

23

Plan of Operation

Our cash balance is $2,008 as of October 31, 2015. We do not believe that our cash balance is sufficient to fund our levels of operations beyond one year's time.

Our independent registered public accountant has issued a going concern opinion. This means that there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. This is because we have initially generated revenues and more revenues are needed, the exact number will be not known until we complete our initial business development. There is no assurance we will reach that stage. To meet our need for cash we are attempting to raise money from this offering. We believe that we will be able to raise enough money through this offering to expand operations but we cannot guarantee that once we expand operations we will stay in business after doing so.

If we need additional cash and cannot raise it, we will either have to suspend operations until we do raise the cash, or cease operations entirely. Even if we raise $80,000 from this offering, it will last one year, but we may need more funds to develop growth strategy, and we will have to revert to obtaining additional money. We plan to use the proceeds from the offering as outlined below, based on the amount we may raise, if not the full $80,000.

	If 25% of Shares Sold	If 50% of Shares Sold	If 75% of Shares Sold	If 100% of Shares Sold

GROSS PROCEEDS FROM THIS OFFERING(1)	$20,000	$40,000	$60,000	$80,000
Offering Costs	$8,511	8,511	8,511	8,511
Legal and Accounting fees	3,989	$7,500	$7,500	$7,500
Costs associated with being a "reporting issuer"	7,500	7,500	7,500	7,500
Set up U.S. office & storage facility		5,000	5,000	7,500
Salary for Officer/President		5,000	5,000	5,000
Purchase of moving/office equipment		5,000	5,000	7,500
Purchase/lease of a used 5 ton truck			15,000	20,000
Website development and Marketing		1,489	1,489	11,489
Insurance			5,000	5,000
Total	$20,000	$40,000	$60,000	$80,000

_____________

(1) Expenditures for the 12 months following the completion of this offering. The expenditures are categorized by significant area of activity.

24

In the next twelve months, following completion of our public offering, we plan to engage in the following activities to expand our business operations:

•

In the first, second and third months after completion of our offering if maximum number of shares sold, we plan to set up an US office and a small storage facility for operations and storage. Our sole officer and director will handle our administrative duties.

•

In the fourth, fifth, and sixth months after completion of our offering, we plan to buy used or lease a 5 ton truck for our product moving purposes. We also plan to purchase all the necessary equipment that will allow us to make File cabinet distribution services more efficient for our customers and for us.

•

In the seventh, eighth, and ninth months after completion of our offering, we plan to develop and build our website. After development of our website we plan to continue and expand our activities to market our services through our website, phone, social networking websites, mails, emails, flyers, pamphlets and word of mouth.

•

In the tenth, eleventh, and twelfth months after completion of our offering we plan to be growing exponentially in business, offering our regular services, potentially having deals and discounts on our services and expanding our business and hiring employees as we anticipate to have a bigger customer base developed by then.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

Limited operating history; Need for additional capital

There is no historical financial information about us upon which to base an evaluation of our performance. We are in start-up stage operations and have generated first revenues. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns due to price and cost increases in services and products.

We have no assurance that future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations. Equity financing could result in additional dilution to existing shareholders.

Results of Operations

From Inception (March 20, 2015) to the yearend July 31, 2015

During the period, we incorporated the Company, prepared a business plan, and purchased assets. On July 29, 2015 we purchased a small warehouse which includes office space in Czech Republic for the price of $11,900 USD. Our gain since inception to July 31, 2015 was $11,844.

We had $30,116 in operating revenues from March 20, 2015 (inception), through July 31, 2015, our year end, with cost of goods being $18,256. Operating expenses were $15. Our activities have been financed from sales to our customers and the sale of common stock to sole officer and director for aggregate proceeds of $4,000. There is no assurance that we will continue to have gross profits from sales at this same level, or any sales at all.

Since inception, we have offered and sold (i) 4,000,000 shares of common stock to Stanislav Augustin, our sole officer and a director, at a purchase price of $0.001 per share, for aggregate proceeds of $4,000.

25

For the Three Months ended October 31, 2015

During the three months ended October 31, 2015 we had additional revenues of $30,136 with cost of goods being $21,044. We incurred operating expenses of $11,272.

We have meaningfully commenced our proposed business operations and will continue to do so in a limited scenario until we have completed this offering.

Liquidity and Capital Resources

As of October 31, 2015, the company had $2,008 cash and our liabilities were $100. The available capital reserves of the Company are not sufficient for the Company to remain operational. During 2015, Stanislav Augustin, our sole officer and director, who is currently our sole shareholder, advanced the Company $100 to pay expenses. The loan is an oral contract, bears no interest and is payable on demand.

We cannot guarantee that we will be able to sell all the shares required. If we are successful, any money raised will be applied to the items set forth in the Use of Proceeds section of this prospectus. As of the date of this registration statement, the current funds available to the Company will not be sufficient to continue maintaining a reporting status. Our primary priority will be to retain our reporting status with the SEC which means that we will first ensure by being a "reporting issuer" under the Securities Exchange Act of 1934, as amended." that we have sufficient capital to cover our legal and accounting expenses. Once these costs are accounted for, in accordance with how much cash we are able to retain, we will focus on meeting all our planned expenses.

Our auditors have issued a "going concern" opinion, meaning that there is substantial doubt if we can continue as an on-going business for the next twelve months unless we obtain additional capital. No substantial increases in revenues are anticipated until we have completed the financing from this offering and implemented our plan of operations. Our only source for cash at this time is investments by others in this offering. We must raise cash to implement our strategy and stay in business. The amount of the offering will likely allow us to operate for at least one year and have the capital resources required to cover the material costs with becoming a publicly reporting. The Company anticipates over the next 12 months the cost of being a reporting public company including legal and accounting fees will be approximately $12,000.

We are highly dependent upon the success of the private offerings of equity or debt securities, as described herein. Therefore, the failure thereof would result in the need to seek capital from other resources such as taking loans, which would likely not even be possible for the Company. At such time these funds are required, management would evaluate the terms of such debt financing. If the Company cannot raise additional proceeds via a private placement of its equity or debt securities, or secure a loan, the Company would be required to cease business operations. As a result, investors would lose all of their investment.

Should the Company fail to sell less at least 50% of its shares under this offering the Company would be forced to scale back or abort completely the implementation of its 12-month plan of operation.

Significant Accounting Policies

Basis of Presentation

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars.

Use of Estimates

Management uses estimates and assumption in preparing these financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses.

26

Income Taxes

The Company accounts for income taxes under ASC 740 "Income Taxes" which codified SFAS 109, "Accounting for Income Taxes" and FIN 48 "Accounting for Uncertainty in Income Taxes – an Interpretation of FASB Statement No. 109." Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under ASC 740, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations.

Fair Value of Financial Instruments

Accounting Standards Codification Topic 820, "Disclosures About Fair Value of Financial Instruments", requires the Company to disclose, when reasonably attainable, the fair market values of its assets and liabilities which are deemed to be financial instruments. The Company's financial instruments consist primarily of warehouse with office and cash.

Per Share Information

The Company computes net loss per share accordance with FASB ASC 205 "Earnings per Share". FASB ASC 205 requires presentation of both basic and diluted earnings per share (EPS) on the face of the income statement. Basic EPS is computed by dividing net loss available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all potentially dilutive common shares outstanding during the period. Diluted EPS excludes all potentially dilutive shares if their effect is anti-dilutive.

Stock Based Compensation

Stock-based compensation is accounted for at fair value in accordance with ASC Topic 718. To date, the Company has not adopted a stock option plan and has not granted any stock options.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The Director and Officer currently serving our Company is as follows:

Name (1)	Age	Positions and Offices

Mr. Stanislav Augustin	32	President, Chief Executive Officer, Secretary, Treasurer and Director

__________

(1) c/o Reliant Service Inc, 3 Rabí, Rabí, Czech Republic 34201.

The director named above will serve until the next annual meeting of the stockholders or until their respective resignation or removal from office. Thereafter, directors are anticipated to be elected for one-year terms at the annual stockholders' meeting. Officers will hold their positions at the pleasure of the Board of Directors, absent any employment agreement, of which none currently exists or is contemplated.

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Stanislav Augustin, Age 32

Mr. Augustin has served as our President, Chief Executive Officer, Secretary, Treasurer and a Director since our inception on March 20, 2015. He has been planning the formation and operation of the company for the last couple of years but just wasn't resourceful enough until now. Mr. Augustin has been a marketing director at Czech Republic private home furniture company "Bytový nábytek s.r.o." for the past ten years. Mr. Augustin experiences, qualifications and attributes have led to our conclusion that Mr. Augustin should be serving as a member of our Board of Director in light of our business and structure.

Director Independence

Our board of director is currently composed of one member, who does not qualify as an independent director in accordance with the published listing requirements of the NASDAQ Global Market. The NASDAQ independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director, nor any of his family members has engaged in various types of business dealings with us. In addition, our board of directors has not made a subjective determination as to its sole director that no relationship exists which, in the opinion of our board of director, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, though such subjective determination is required by the NASDAQ rules. Had our board of director made these determinations, our board of director would have reviewed and discussed information provided by the director and us with regard to each director business and personal activities and relationships as they may relate to us and our management.

Significant Employees and Consultants

Stanislav Augustin, our sole officer and a director, is our only employee (though not "employees" for the purpose of determining employee status under tax laws).

Conflicts of Interest

Since we do not have an audit or compensation committee comprised of independent directors, the functions that would have been performed by such committees are performed by our sole director. The Board of Director has not established an audit committee and does not have an audit committee financial expert, nor has the Board established a nominating committee. The Board is of the opinion that such committees are not necessary since the Company is an early development stage company and has only one director, and to date, such director has been performing the functions of such committees. Thus, there is a potential conflict of interest in that our director has the authority to determine issues concerning management compensation, nominations, and audit issues that may affect management decisions.

Involvement in Certain Legal Proceedings

There are no legal proceedings that have occurred in the past 10 years concerning our sole officer and director which involved a criminal conviction, a criminal proceeding, an administrative or civil proceeding limiting one's participation in the securities or banking industries, or a finding of securities or commodities law violations.

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EXECUTIVE COMPENSATION

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to our Officer for all services rendered in all capacities to us for the fiscal periods indicated.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation ($)	All Other Compensation ($)	Total ($)

Stanislav Augustin (1)	2015	0	0	0	0	0	0	0	0

_________

(1) President and Chief Executive Officer, Secretary, Treasurer and Director.

We currently do not pay any compensation to our director serving on our board of directors.

Stock Option Grants

We have not granted any stock options to the executive officer since our inception. Upon the further development of our business, we will likely grant options to our sole director and officer consistent with industry standards for businesses similar to ours.

Employment Agreements

The Company is not a party to any employment agreement and has no compensation agreement with its sole officer and director, Stanislav Augustin.

Director Compensation

The following table sets forth director compensation as of October 31, 2015:

	Fees			Non-Equity	Nonqualified
	Earned			Incentive	Deferred
	Paid in	Stock	Option	Plan	Compensation	All Other
Name	Cash ($)	Awards ($)	Awards ($)	Compensation ($)	Earnings ($)	Compensation ($)	Total ($)

Stanislav Augustin	0	0	0	0	0	0	0

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table lists, as of October 31, 2015, the number of shares of common stock of our Company that are beneficially owned by (i) each person or entity known to our Company to be the beneficial owner of more than 5% of the outstanding common stock; (ii) each officer and director of our Company; and (iii) all officers and directors as a group. Information relating to beneficial ownership of common stock by our principal shareholders and management is based upon information furnished by each person using "beneficial ownership" concepts under the rules of the Securities and Exchange Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

The percentages below are calculated based on 4,000,000 shares of our common stock issued and outstanding as of October 31, 2015. We do not have any outstanding warrant, options or other securities exercisable for or convertible into shares of our common stock.

Title of Class	Name and Address of Beneficial Owner	Number of Shares Owned Beneficially	Percent of Class Owned

Common Stock:	Stanislav Augustin , President, Chief Executive Officer, Secretary, Treasurer and Director (1)	4,000,000	100%

All executive officers and directors as a group		4,000,000	100%

__________

(1) c/o Reliant Service Inc, 3 Rabí, Rabí, Czech Republic 34201.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On July 17, 2015, we offered and sold 4,000,000 shares of common stock to our sole officer and a director, Stanislav Augustin, at a purchase price of $0.001 per share, for aggregate proceeds of $4,000.

During 2015, Stanislav Augustin, our sole officer and director, who is currently our sole shareholder, advanced the Company $100 to open the bank account. The loan is an oral contract, bears no interest and is payable on demand.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION

FOR SECURITIES ACT LIABILITIES

Our Bylaws provide to the fullest extent permitted by law that our director or officer, former director and officer, and persons who act at our request as a director or officer of a body corporate of which we are a shareholder or creditor shall be indemnified by us. We believe that the indemnification provisions in our Bylaws are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to director, officer or persons controlling the Company pursuant to provisions of the State of Nevada, the Company has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Commission a Registration Statement on Form S-1, under the Securities Act of 1933, as amended, with respect to the securities offered by this prospectus. This prospectus, which forms a part of the registration statement, does not contain all the information set forth in the registration statement, as permitted by the rules and regulations of the Commission. For further information with respect to us and the securities offered by this prospectus, reference is made to the registration statement. We do not file reports with the Securities and Exchange Commission, and we will not otherwise be subject to the proxy rules. The registration statement and other information may be read and copied at the Commission's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission maintains a web site at http://www.sec.gov that contains reports and other information regarding issuers that file electronically with the Commission.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON

ACCOUNTING AND FINANCIAL DISCLOSURE

Jeffrey T. Gross Ltd., Certified Public Accountants, is our registered independent auditor. There have not been any changes in or disagreements with accountants on accounting and financial disclosure or any other matter.

31

RELIANT SERVICE INC
(A Development Stage Company)
Balance Sheet

As of
July 31, 2015
ASSETS

Current Assets
Cash	$4,044

Total Current Assets	4,044

Fixed Assets
Czech Office Building	11,900
Less Accumulated Depreciation	(145)

Total Fixed Assets	11,755

Total Assets	$15,799

LIABILITIES & STOCKHOLDERS' EQUITY
Current Liabilities
Income Taxes Payable	4,095
Loan Payable - Related Party	100
Total Current Liabilities	4,195

Stockholders' Equity
Common stock, ($0.001 par value, 75,000,000 shares
authorized; 4,000,000 shares issued and outstanding
as of July 31, 2015	$4,000
Additional Paid-In Capital	-
Net profit (loss) accumulated during development stage	7,604

Total Stockholders' Equity	11,604
Total Liabilities & Stockholders' Equity	$15,799

See Notes to Financial Statements

F-1

RELIANT SERVICE INC
(A Development Stage Company)
Statement of Operations

March 20, 2015
(inception)
through
July 31, 2015

Revenues
Merchandise Sales	$30,116
Cost of Goods Sold	18,256
Gross Profit	11,859

Expenses
Depreciation	145
General and Administration	15
Total Expenses	160

Income Before Income Taxes	11,699

Provision for Income Taxes	4,095
Net Income	$7,604
Net Income Per Basic and Dilited share	0.00

Weighted average number of Common Shares outstanding	4,000,000

See Notes to Financial Statements

F-2

RELIANT SERVICE INC
(A Development Stage Company)
Statement of Changes in Stockholders' Equity
From March 20, 2015 (Inception) through July 31, 2015

				Profit (loss)
				Accumulated
		Common	Additional	During
	Common	Stock	Paid-in	Development
	Stock	Amount	Capital	Stage	Total

Balance, March 20, 2015	-	$-	$-	$-	$-

Stock issued for cash on July 17, 2015
@ $0.001 per share	4,000,000	4,000	-	-	4,000

Net profit (loss), July 31, 2015	-	-	-	7,604	7,604

Balance, July 31, 2015	4,000,000	$4,000	$-	$7,604	$11,604

See Notes to Financial Statements

F-3

RELIANT SERVICE INC
(A Development Stage Company)
Statement of Cash Flows

March 20, 2015
(inception)
through
July 31, 2015

CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$7,604
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Income Taxes Paid	4,095
Depreciation	145

Changes in operating assets and liabilities:
-
Net cash provided by (used in) operating activities	11,844

CASH FLOWS FROM INVESTING ACTIVITIES
Czech Office Building	(11,900)
Net cash provided by (used in) investing activities	(11,900)

CASH FLOWS FROM FINANCING ACTIVITIES
Loan Payable - Related Party	100
Issuance of common stock	4,000

Net cash provided by (used in) financing activities	4,100
Net increase (decrease) in cash	4,044

Cash at beginning of period	-

Cash at end of period	$4,044

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid during year for :
Interest	$-
Income Taxes	$-

See Notes to Financial Statements

F-4

RELIANT SERVICE INC

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

July 31, 2015

NOTE 1 – ORGANIZATION AND BASIS OF PRESENTATION

Reliant Service Inc was incorporated on March 20, 2015, under the laws of the State of Nevada, for the purpose of the development of marketing channels to distribute office equipment to the wholesale market in the US.

The Company has a year end of July 31st.

COMPANY

The Company is a development stage company as defined by the Financial Accounting Standards Board's Accounting Standards Codification Topic 915 related to Development Stage Entities. The Company qualifies as a development stage company as it has not generated significant revenues from operations.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

INCOME TAXES

The Company follows the guidance of the Financial Accounting Standards Board's Accounting Standards Codification Topic 740 related to Income Taxes. According to Topic 740, deferred income taxes are recorded to reflect the tax consequences in future years of temporary differences between the tax basis of the assets and liabilities and their financial amounts at year-end.

For federal income tax purposes, substantially all expenses incurred prior to the commencement of operations must be deferred and then they may be written off over a 180-month period. Tax deductible losses can be carried forward for 20 years until utilized for federal tax purposes. The Company will provide a valuation allowance in the full amount of the deferred tax assets since there is no assurance of future taxable income.

The Company utilizes the Financial Accounting Standards Board's Accounting Standards Codification Topic 740 related to Income Taxes to account for the uncertainty in income taxes. Topic 740 for Income Taxes clarifies the accounting for uncertainty in income taxes by prescribing rules for recognition, measurement and classification in financial statements of tax positions taken or expected to be in a tax return. Further, it prescribes a two-step process for the financial statement measurement and recognition of a tax position. The first step involves the determination of whether it is more likely than not (greater than 50 percent likelihood) that a tax position will be sustained upon examination, based on the technical merits of the position. The second step requires that any tax position that meets the more likely than not recognition threshold be measured and recognized in the financial statements at the largest amount of benefit that is a greater than 50 percent likelihood of being realized upon ultimate settlement. This topic also provides guidance on the accounting for related interest and penalties, financial statement classification and disclosure. The Company's policy is that any interest or penalties related to uncertain tax positions are recognized in income tax expense when incurred. The Company has no uncertain tax positions or related interest or penalties requiring accrual at July 31, 2015.

The Company's tax filing for the year ended July 31, 2015 will remain subject to examination by the IRS for three years from the date filed.

F-5

RELIANT SERVICE INC

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

July 31, 2015

CASH

Cash consists of our cash in bank. There was $4,044 in cash as of July 31, 2015.

REVENUE RECOGNITION POLICY

The Company recognizes revenues and the related costs when persuasive evidence of an arrangement exists, delivery and acceptance has occurred, the price is fixed or determinable, and collection of any resulting receivable is reasonably assured. Costs and expenses are recognized during the period in which they are incurred. Any revenues earned are from the sales of office equipment. The Company recognizes these sales once delivery time is confirmed by the customer.

COST OF SALES

Amounts that will be recorded as cost of sales relate to direct expenses incurred in order to fulfill orders of our products. Such costs are recorded and allocated as incurred. Our cost of sales will consist primarily of the cost of product, packaging/labeling costs and shipping expenses.

PROPERTY

Property is stated at historical cost. Cost represents the purchase price of the asset and other costs incurred to bring the asset into its existing use. Additions and improvements are capitalized while routine repairs and maintenance are charged to expense as incurred. Upon sale or disposition, the historically recorded asset cost and any accumulated depreciation are removed from the accounts and the net amount less proceeds from disposal is charged or credited to other income or expense.

DEPRECIATION

Depreciation is calculated on a straight line basis using the applicable IRS tables for depreciable assets.

NET INCOME (LOSS) PER COMMON SHARE

Basic income (loss) per common share is computed based upon the weighted average number of common shares outstanding during the period. For the period ended July 31, 2015, there were 4,000,000 common shares outstanding.

F-6

RELIANT SERVICE INC

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

July 31, 2015

USE OF ESTIMATES

The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates and assumptions.

NOTE 2 - GOING CONCERN

The accompanying financial statements and notes have been prepared assuming that the Company will continue as a going concern.

For the period ended July 31, 2015, the Company had a net gain of $7,604. The Company's ability to continue as a going concern is dependent upon the Company's ability to generate sufficient revenues to operate profitably or raise additional capital through debt financing and/or through sales of common stock.

Management plans to fund operations of the Company through the proceeds from an offering pursuant to a Registration Statement on Form S-1 or private placements of restricted securities or the issuance of stock in lieu of cash for payment of services until such a time as profitable operations are achieved. There are no written agreements in place for such funding or issuance of securities and there can be no assurance that such will be available in the future. Management believes that this plan provides an opportunity for the Company to continue as a going concern.

The failure to achieve the necessary levels of profitability or obtain the additional funding would be detrimental to the Company.

NOTE 3 - RECENT ACCOUNTING PRONOUNCEMENTS

Recent Accounting Pronouncements

In June 2014, the FASB issued Accounting Standards Update ("ASU") No. 2014- 10 ("ASU2014-10"), Development Stage Entities (Topic 915), Elimination of Certain Financial Reporting Requirements, Including an Amendment to Variable Interest Entities Guidance in Topic 810, Consolidation. The objective of the amendments in this Update is to improve financial reporting by reducing the cost and complexity associated with incremental reporting requirements for development stage entities. The amendments in this Update also eliminate an exception provided to development stage entities in Topic 810, Consolidation, for determining whether an entity is a variable interest entity on the basis of the amount of investment equity at risk. The amendments related to the elimination of inception-to-date information and the other remaining disclosure requirements of Topic 915 should be applied retrospectively except for the clarification to Topic 275, which shall be applied prospectively.

F-7

RELIANT SERVICE INC

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

July 31, 2015

These amendments are effective for annual reporting periods beginning after December 15, 2014, and interim periods therein. The amendment eliminating the exception to the sufficiency-of-equity-at-risk criterion for development stage entities in paragraph 810-10-15-16 should be applied retrospectively for annual reporting periods beginning after December 15, 2015 and interim periods therein. Early application of each of the amendments is permitted for any annual reporting period or interim period for which the entity's financial statements have not yet been issued. The Company expects to adopt ASU 2014-10 in the fourth quarter of 2014 and does not expect this adoption to have a material impact on its financial condition, results of operations or cash flows.

In August 2014, the FASB issued Accounting Standards Update ("ASU") No. 2014-15 ("ASU 2014-15"), Presentation of Financial Statements-Going Concern (Subtopic 205-40), Disclosure of Uncertainties about an Entity's Ability to Continue as a Going Concern. The objective of the amendments in this Update is to provide guidance on determining when and how to disclose going-concern uncertainties in the financial statements. The new standard requires management to perform interim and annual assessments of an entity's ability to continue as a going concern within one year of the date the financial statements are issued. An entity must provide certain disclosures if "conditions or events raise substantial doubt about the entity's ability to continue as a going concern." The ASU applies to all entities and is effective for annual periods ending after December 15, 2016, and interim periods thereafter, with early adoption permitted. The Company is evaluating the impact of ASU 2014-15 on its financial condition, results of operations and cash flows.

NOTE 4 - PROPERTY

The Company's principal offices are located at 3 Rabi, Rabi, Czech Republic, 34201. The property was purchased on July 30, 2015 for $11,900.

NOTE 5 - COMMON STOCK AND ISSUANCE

The Company has authorized 75,000,000 common shares at $0.001par value, of which 4,000,000 shares are issued and outstanding as of July 31, 2015. These shares were issued to our sole director for $4,000 on July 17, 2015.

NOTE 6 - DEBT

On April 14, 2015 the Director and President of the Company, made the initial deposit to the Company bank account in the amount $100 and is being carried as a loan payable. The loan is non-interest bearing, unsecured and due upon demand.

NOTE 7 - RELATED PARTY TRANSACTIONS

On July 17, 2015, 4,000,000 shares of the Company's common stock were issued to our sole director for $4,000.

On April 14, 2015 the Director and President of the Company made the initial deposit to the Company bank account in the amount $100. The loan is non-interest bearing, unsecured and due upon demand.

The Company's sole officer and director is involved in other business activities and may in the future, become involved in other business opportunities as they become available.

F-8

RELIANT SERVICE INC

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

July 31, 2015

NOTE 8 - INCOME TAXES

The Company uses the asset and liability method of accounting for income taxes in accordance with ASC Topic 740, "Income Taxes." Under this method, income tax expense is recognized for the amount of: (i) taxes payable or refundable for the current year and (ii) deferred tax consequences of temporary differences resulting from matters that have been recognized in an entity's financial statements or tax returns. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the results of operations in the period that includes the enactment date. A valuation allowance is provided to reduce the deferred tax assets reported if based on the weight of the available positive and negative evidence, it is more likely than not some portion or all of the deferred tax assets will not be realized.

ASC Topic 740.10.30 clarifies the accounting for uncertainty in income taxes recognized in an enterprise's financial statements and prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. ASC Topic 740.10.40 provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. We have no material uncertain tax positions for any of the reporting periods presented.

NOTE 9 - SUBSEQUENT EVENTS

The Company has evaluated events subsequent to the fiscal year end through November 6, 2015, the date on which these financial statements were available to be issued, to assess the need for potential recognition or disclosure in this report. Such events were evaluated through the date these financial statements were available to be issued. Based upon this evaluation, it was determined that no subsequent events occurred, other than noted in the paragraph above, that require recognition or disclosure in the financial statements.

F-9

RELIANT SERVICE INC
(A Development Stage Company)
Balance Sheet

	For the Three Months Ended October 31, 2015	For the Year Ended July 31, 2015
	(Unaudited)	(Audited)

ASSETS
Current Assets
Cash	$2,008	$4,044
Total Current Assets	2,008	4,044

Fixed Assets
Czech Office Building	11,900	11,900
Less Accumulated Depreciation	(290)	(145)

Total Fixed Assets	11,610	11,755

Total Assets	$13,618	$15,799

LIABILITIES & STOCKHOLDERS' EQUITY
Current Liabilities
Income Taxes Payable	$4,095	$4,095
Loan Payable - Related Party	100	100
Total Current Liabilities	4,195	4,195

Stockholders' Equity
Common stock, ($0.001 par value, 75,000,000 shares
authorized; 4,000,000 shares issued and outstanding
as of July 31, 2015)	$4,000	$4,000
Additional Paid-In Capital	-	-
Net profit (loss) accumulated during development stage	5,423	7,604

Total Stockholders' Equity	9,423	11,604

Total Liabilities & Stockholders' Equity	$13,618	$15,799

See Notes to Financial Statements

F-10

RELIANT SERVICE INC
(A Development Stage Company)
Statement of Operations

	For the Three Months Ended October 31, 2015	For the Year Ended July 31, 2015
	(Unaudited)	(Audited)

Revenues
Merchandise Sales	$30,136	$30,116
Cost of Goods Sold	21,044	18,256
Gross Profit	9,091	11,859

Expenses
Depreciation	145	145
General and Administration	11,127	15
Total Expenses	11,272	160

Income Before Income Taxes	(2,181)	11,699

Provision for Income Taxes	-	4,095
Net Income	$(2,181)	$7,604

Net Income Per Basic and Dilited share	(0.00)	0.00

Weighted average number of Common Shares outstanding	4,000,000	4,000,000

See Notes to Financial Statements

F-11

RELIANT SERVICE INC
(A Development Stage Company)
Statement of Cash Flows

	For the Three Months Ended October 31, 2015	For the Year Ended July 31, 2015
	(Unaudited)	(Audited)

CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$(2,181)	$7,604
Adjustments to reconcile net income to net cash
provided by (used in) operating activities:
Income Taxes Paid	-	4,095
Depreciation	145	145

Changes in operating assets and liabilities:
	-	-

Net cash provided by (used in) operating activities	(2,036)	11,844

CASH FLOWS FROM INVESTING ACTIVITIES
Czech Office Building	-	(11,900)

Net cash provided by (used in) investing activities	-	(11,900)

CASH FLOWS FROM FINANCING ACTIVITIES
Loan Payable - Related Party	-	100
Issuance of common stock	-	4,000

Net cash provided by (used in) financing activities	-	4,100

Net increase (decrease) in cash	(2,036)	4,044

Cash at beginning of period	4,044	-

Cash at end of period	$2,008	$4,044

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid during year for :
Interest	$-	-

Income Taxes	$-	-

See Notes to Financial Statements

F-12

RELIANT SERVICE INC

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

 October 31, 2015

NOTE 1 - ORGANIZATION AND BASIS OF PRESENTATION

Reliant Service Inc was incorporated on March 20, 2015, under the laws of the State of Nevada, for the purpose of the development of marketing channels to distribute office equipment to the wholesale market in the US.

The Company has a year end of July 31st.

COMPANY

The Company is a development stage company as defined by the Financial Accounting Standards Board's Accounting Standards Codification Topic 915 related to Development Stage Entities. The Company qualifies as a development stage company as it has not generated significant revenues from operations.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

INCOME TAXES

The Company follows the guidance of the Financial Accounting Standards Board's Accounting Standards Codification Topic 740 related to Income Taxes. According to Topic 740, deferred income taxes are recorded to reflect the tax consequences in future years of temporary differences between the tax basis of the assets and liabilities and their financial amounts at year-end.

For federal income tax purposes, substantially all expenses incurred prior to the commencement of operations must be deferred and then they may be written off over a 180-month period. Tax deductible losses can be carried forward for 20 years until utilized for federal tax purposes. The Company will provide a valuation allowance in the full amount of the deferred tax assets since there is no assurance of future taxable income.

The Company utilizes the Financial Accounting Standards Board's Accounting Standards Codification Topic 740 related to Income Taxes to account for the uncertainty in income taxes. Topic 740 for Income Taxes clarifies the accounting for uncertainty in income taxes by prescribing rules for recognition, measurement and classification in financial statements of tax positions taken or expected to be in a tax return. Further, it prescribes a two-step process for the financial statement measurement and recognition of a tax position. The first step involves the determination of whether it is more likely than not (greater than 50 percent likelihood) that a tax position will be sustained upon examination, based on the technical merits of the position. The second step requires that any tax position that meets the more likely than not recognition threshold be measured and recognized in the financial statements at the largest amount of benefit that is a greater than 50 percent likelihood of being realized upon ultimate settlement. This topic also provides guidance on the accounting for related interest and penalties, financial statement classification and disclosure. The Company's policy is that any interest or penalties related to uncertain tax positions are recognized in income tax expense when incurred. The Company has no uncertain tax positions or related interest or penalties requiring accrual at October 31, 2015.

The Company's tax filing for the year ended July 31, 2015 will remain subject to examination by the IRS for three years from the date filed.

F-13

RELIANT SERVICE INC

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

October 31, 2015

CASH

Cash consists of our cash in bank. There was $2,008 in cash as of October 31, 2015.

REVENUE RECOGNITION POLICY

The Company recognizes revenues and the related costs when persuasive evidence of an arrangement exists, delivery and acceptance has occurred, the price is fixed or determinable, and collection of any resulting receivable is reasonably assured. Costs and expenses are recognized during the period in which they are incurred. Any revenues earned are from the sales of office equipment. The Company recognizes these sales once delivery time is confirmed by the customer.

COST OF SALES

Amounts that will be recorded as cost of sales relate to direct expenses incurred in order to fulfill orders of our products. Such costs are recorded and allocated as incurred. Our cost of sales will consist primarily of the cost of product, packaging/labeling costs and shipping expenses.

PROPERTY

Property is stated at historical cost. Cost represents the purchase price of the asset and other costs incurred to bring the asset into its existing use. Additions and improvements are capitalized while routine repairs and maintenance are charged to expense as incurred. Upon sale or disposition, the historically recorded asset cost and any accumulated depreciation are removed from the accounts and the net amount less proceeds from disposal is charged or credited to other income or expense.

DEPRECIATION

Depreciation is calculated on a straight line basis using the applicable IRS tables for depreciable assets.

NET INCOME (LOSS) PER COMMON SHARE

Basic income (loss) per common share is computed based upon the weighted average number of common shares outstanding during the period. For the period ended October 31, 2015, there were 4,000,000 common shares outstanding.

F-14

RELIANT SERVICE INC

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

October 31, 2015

USE OF ESTIMATES

The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates and assumptions.

UNAUDITED FINANCIAL STATEMENTS

The balance sheet as of October 31, 2015, the statements of operations and cash flows for the three month period ended October 31, 2015, and the statement of stockholders' (deficit) for the three month period ended October 31, 2015, have been prepared by the Company without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures, normally included in the financial statements prepared in accordance with accounting principles generally accepted in the United States of America, have been condensed or omitted as allowed by such rules and regulations, and the Company believes that the disclosures are adequate to make the information presented not misleading. The results of operations for the three months ended October 31, 2015 are not necessarily indicative of results expected for the full year ending July 31, 2016. In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position, results of operations and changes in financial position at October 31, 2015 have been made.

It is suggested that these statements be read in conjunction with the July 31, 2015 audited financial statements and the accompanying notes.

NOTE 2 - GOING CONCERN

The accompanying financial statements and notes have been prepared assuming that the Company will continue as a going concern.

For the three months ended October 31, 2015, the Company had a net loss of $2,181. For the period from inception (March 20, 2015) through October 31, 2015 the Company had a net gain of $5,423. The Company's ability to continue as a going concern is dependent upon the Company's ability to generate sufficient revenues to operate profitably or raise additional capital through debt financing and/or through sales of common stock.

Management plans to fund operations of the Company through the proceeds from an offering pursuant to a Registration Statement on Form S-1 or private placements of restricted securities or the issuance of stock in lieu of cash for payment of services until such a time as profitable operations are achieved. There are no written agreements in place for such funding or issuance of securities and there can be no assurance that such will be available in the future. Management believes that this plan provides an opportunity for the Company to continue as a going concern.

The failure to achieve the necessary levels of profitability or obtain the additional funding would be detrimental to the Company.

F-15

RELIANT SERVICE INC

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

October 31, 2015

NOTE 3 - RECENT ACCOUNTING PRONOUNCEMENTS

Recent Accounting Pronouncements

In June 2014, the FASB issued Accounting Standards Update ("ASU") No. 2014- 10 ("ASU2014-10"), Development Stage Entities (Topic 915), Elimination of Certain Financial Reporting Requirements, Including an Amendment to Variable Interest Entities Guidance in Topic 810, Consolidation. The objective of the amendments in this Update is to improve financial reporting by reducing the cost and complexity associated with incremental reporting requirements for development stage entities. The amendments in this Update also eliminate an exception provided to development stage entities in Topic 810, Consolidation, for determining whether an entity is a variable interest entity on the basis of the amount of investment equity at risk. The amendments related to the elimination of inception-to-date information and the other remaining disclosure requirements of Topic 915 should be applied retrospectively except for the clarification to Topic 275, which shall be applied prospectively.

These amendments are effective for annual reporting periods beginning after December 15, 2014, and interim periods therein. The amendment eliminating the exception to the sufficiency-of-equity-at-risk criterion for development stage entities in paragraph 810-10-15-16 should be applied retrospectively for annual reporting periods beginning after December 15, 2015 and interim periods therein. Early application of each of the amendments is permitted for any annual reporting period or interim period for which the entity's financial statements have not yet been issued. The Company expects to adopt ASU 2014-10 in the fourth quarter of 2014 and does not expect this adoption to have a material impact on its financial condition, results of operations or cash flows.

In August 2014, the FASB issued Accounting Standards Update ("ASU") No. 2014-15 ("ASU 2014-15"), Presentation of Financial Statements-Going Concern (Subtopic 205-40), Disclosure of Uncertainties about an Entity's Ability to Continue as a Going Concern. The objective of the amendments in this Update is to provide guidance on determining when and how to disclose going-concern uncertainties in the financial statements. The new standard requires management to perform interim and annual assessments of an entity's ability to continue as a going concern within one year of the date the financial statements are issued. An entity must provide certain disclosures if "conditions or events raise substantial doubt about the entity's ability to continue as a going concern." The ASU applies to all entities and is effective for annual periods ending after December 15, 2016, and interim periods thereafter, with early adoption permitted. The Company is evaluating the impact of ASU 2014-15 on its financial condition, results of operations and cash flows.

NOTE 4 - PROPERTY

The Company's principal offices are located at 3 Rabi, Rabi, Czech Republic, 34201. The property was purchased on July 30, 2015 for $11,900.

NOTE 5 - COMMON STOCK AND ISSUANCE

The Company has authorized 75,000,000 common shares at $0.001par value, of which 4,000,000 shares are issued and outstanding as of October 31, 2015. These shares were issued to our sole director for $4,000 on July 17, 2015.

F-16

RELIANT SERVICE INC

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

October 31, 2015

NOTE 6 - DEBT

On April 14, 2015 the Director and President of the Company, made the initial deposit to the Company bank account in the amount $100 and is being carried as a loan payable. The loan is non-interest bearing, unsecured and due upon demand.

NOTE 7 - RELATED PARTY TRANSACTIONS

On July 17, 2015, 4,000,000 shares of the Company's common stock were issued to our sole director for $4,000.

On April 14, 2015 the Director and President of the Company made the initial deposit to the Company bank account in the amount $100. The loan is non-interest bearing, unsecured and due upon demand.

The Company's sole officer and director is involved in other business activities and may in the future, become involved in other business opportunities as they become available.

NOTE 8 - INCOME TAXES

The Company uses the asset and liability method of accounting for income taxes in accordance with ASC Topic 740, "Income Taxes." Under this method, income tax expense is recognized for the amount of: (i) taxes payable or refundable for the current year and (ii) deferred tax consequences of temporary differences resulting from matters that have been recognized in an entity's financial statements or tax returns. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the results of operations in the period that includes the enactment date. A valuation allowance is provided to reduce the deferred tax assets reported if based on the weight of the available positive and negative evidence, it is more likely than not some portion or all of the deferred tax assets will not be realized.

ASC Topic 740.10.30 clarifies the accounting for uncertainty in income taxes recognized in an enterprise's financial statements and prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. ASC Topic 740.10.40 provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. We have no material uncertain tax positions for any of the reporting periods presented.

NOTE 9 - SUBSEQUENT EVENTS

The Company has evaluated events subsequent to the fiscal year end through November 16, 2015, the date on which these financial statements were available to be issued, to assess the need for potential recognition or disclosure in this report. Such events were evaluated through the date these financial statements were available to be issued. Based upon this evaluation, it was determined that no subsequent events occurred, other than noted in the paragraph above, that require recognition or disclosure in the financial statements.

F-17

[OUTSIDE BACK COVER PAGE]

PROSPECTUS

RELIANT SERVICE INC

2,000,000 SHARES OF

COMMON STOCK

TO BE SOLD BY RELIANT SERVICE INC

We have not authorized any dealer, salesperson or other person to give you written information other than this prospectus or to make representations as to matters not stated in this prospectus. You must not rely on unauthorized information. This prospectus is not an offer to sell these securities or a solicitation of your offer to buy the securities in any jurisdiction where that would not be permitted or legal. Neither the delivery of this prospectus nor any sales made hereunder after the date of this prospectus shall create an implication that the information contained herein nor the affairs of the Issuer have not changed since the date hereof.

Until ___________, 2016 (90 days after the date of this prospectus), all dealers that effect transactions in these shares of common stock may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as an underwriter and with respect to their unsold allotments or subscriptions.

THE DATE OF THIS PROSPECTUS IS ____________, 2016

32

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the estimated expenses in connection with the issuance and distribution of the securities being registered hereby. All such expenses will be borne by the Company.

Item	Amount
SEC Registration Fee	$8.06
Miscellaneous	1,000.00
Legal Fees	3,500.00
Accounting Fees	2,500.00
Printing Costs	500.00
Transfer Agent Fees	1,000.00
TOTAL	$8,509.00

INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Company's Bylaws and Articles of Incorporation provide that we shall, to the full extent permitted by the Nevada General Business Corporation Law, as amended from time to time (the "Nevada Corporate Law"), indemnify all of our directors and officers. Section 78.7502 of the Nevada Corporate Law provides in part that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Similar indemnity is authorized for such persons against expenses (including attorneys' fees) actually and reasonably incurred in defense or settlement of any threatened, pending or completed action or suit by or in the right of the corporation, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and provided further that (unless a court of competent jurisdiction otherwise provides) such person shall not have been adjudged liable to the corporation. Any such indemnification may be made only as authorized in each specific case upon a determination by the stockholders or disinterested directors that indemnification is proper because the indemnitee has met the applicable standard of conduct. Under our Bylaws and Articles of Incorporation, the indemnitee is presumed to be entitled to indemnification and we have the burden of proof to overcome that presumption. Where an officer or a director is successful on the merits or otherwise in the defence of any action referred to above, we must indemnify him against the expenses which such officer or director actually or reasonably incurred. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

33

RECENT SALES OF UNREGISTERED SECURITIES

Since inception (March 20, 2015) we have issued and sold the following securities without registration.

On July 17, 2015, we offered and sold 4,000,000 shares of common stock to our sole officer and director, at a purchase price of $0.001 per share, for aggregate proceeds of $4,000. The offering was made to a non-U.S. person, offshore of the U.S., with no directed selling efforts in the U.S., where offering restrictions were implemented in a transaction pursuant to the exclusion from registration provided by Rule 903(b)(3) of Regulation S of the Securities Act.

34

EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

The following exhibits are filed as part of this registration statement:

Exhibit	Description
3.1	Articles of Incorporation of Registrant
3.2	Bylaws of the Registrant
5.1	Opinion of Law Offices of Michael H. Hoffman, P.A., regarding the legality of the securities being registered
10.1	Sale of Goods Contract – Guangdong Hongye Furniture Manufacturing Co., Ltd.
10.2	Sale of Goods Contract – Guangzhou Flyfashion Furniture Co., Ltd.
10.3	Sale of Goods Contract – Huilv Laboratory Equipment Scientific & Technology Co., Limited
10.4	Sale of Goods Contract – Luoyang Anshun Office Furniture Company, Ltd.
10.5	Sale of Goods Contract – Mobi Office Furniture Co., Ltd.
10.6	Sale of Goods Contract – Rayoo Security Co., Ltd.
10.7	Sale of Goods Contract – Shenzhen Li Jie Ming Furniture Manufacturer
10.8	Sale of Goods Contract – Simply International Industrial Limited
23.1	Consent of Law Offices of Michael H. Hoffman, P.A. (included in Exhibit 5.1)
23.2	Consent Jeffrey T. Gross Ltd.
99.1	Form of Subscription Agreement by and between Reliant Service Inc and purchasers in the offering of 2,000,000 shares

35

UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales of securities are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

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(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or our securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to our director, officer and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by our director, officer, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by our director, officer, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Rabí, Czech Republic, on January 8, 2016.

RELIANT SERVICE INC (Registrant)

By:	/s/ Stanislav Augustin
Name:	Stanislav Augustin
Title:	President and Chief Executive Officer
(Principal Executive Officer and Principal Financial and Accounting Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Stanislav Augustin , as his true and lawful attorney-in-fact and agent with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement on Form S-1 of Reliant Service Inc, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, grant unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Signature	Title	Date

/s/ Stanislav Augustin	President and Chief Executive Officer,	January 8, 2016
Stanislav Augustin	Secretary, Treasurer and Director (Principal Executive Officer and Principal Financial and Accounting Officer)

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EXHIBIT INDEX

Exhibit	Description

3.1	Articles of Incorporation of Registrant
3.2	Bylaws of the Registrant
5.1	Opinion of Law Offices of Michael H. Hoffman, P.A., regarding the legality of the securities being registered
10.1	Sale of Goods Contract – Guangdong Hongye Furniture Manufacturing Co., Ltd.
10.2	Sale of Goods Contract – Guangzhou Flyfashion Furniture Co., Ltd.
10.3	Sale of Goods Contract – Huilv Laboratory Equipment Scientific & Technology Co., Limited
10.4	Sale of Goods Contract – Luoyang Anshun Office Furniture Company, Ltd.
10.5	Sale of Goods Contract – Mobi Office Furniture Co., Ltd.
10.6	Sale of Goods Contract – Rayoo Security Co., Ltd.
10.7	Sale of Goods Contract – Shenzhen Li Jie Ming Furniture Manufacturer
10.8	Sale of Goods Contract – Simply International Industrial Limited
23.1	Consent of Law Offices of Michael H. Hoffman, P.A. (included in Exhibit 5.1)
23.2	Consent Jeffrey T. Gross Ltd.
99.1	Form of Subscription Agreement by and between Reliant Service Inc and purchasers in the offering of 2,000,000 shares

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